UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019

THEMAVEN, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-12471	68-0232575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Fourth Avenue, Suite 200 Seattle, WA	98101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-600-2765

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If any emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	—	—

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2019, TheMaven, Inc. (the “Company”) announced the appointment of Douglas Smith as the Company’s Chief Financial Officer. The Company also announced that Martin Heimbigner, the Company’s previous Chief Financial Officer has been appointed Executive Vice-President of Finance.

Before joining the Company, Mr. Smith was Chief Financial Officer of Ashworth College from March 2016 to April 2019. From May 2015 to March 2016, Mr. Smith was Chief Financial Officer of Scout Media. Mr. Smith also served as Chief Financial Officer of GLM Shows from November 2011 to May 2014, EducationDynamics from July 2009 to November 2011, Datran Media from June 2005 to December 2008 and Peppers & Rogers Group from October 2000 to May 2005. He also served as Senior Vice-President and Treasurer of Primedia from May 1993 to October 2000. Prior to his corporate experience, Mr. Smith was Senior Vice-President of the Bank of New York from June 1982 to May 1993. Mr. Smith has a MBA from Columbia Business School and a B.A. in Economics from Connecticut College.

Pursuant to the terms of an Employment Agreement with the Company, dated as of May 1, 2019, Mr. Smith shall receive an annual salary of $400,000 and be entitled to receive bonuses to be agreed by Company and Mr. Smith in good faith from time to time based on then current financial status of the Company. If Mr. Smith’s employment with the Company is terminated by the Company without Cause or by Mr. Smith for Good Reason (as those terms are defined in the Employment Agreement), then Mr. Smith shall be entitled to receive a lump sum payment equal to six months’ of his annual salary.

Mr. Smith was granted options to purchase up to 1,500,000 shares of the Company’s common stock, having an exercise price of $0.57 per share, a term of 10 years, and subject to vesting as follows. Of the 1,500,000 options granted: (i) 1,000,000 will vest over 36 months, with 1/3 vesting after 12 months of continuous service and 1/36 vesting monthly for each month of continuous service thereafter; and (ii) 500,000 will vest over 36 months, with 1/3 vesting after 12 months of continuous service and 1/36 vesting monthly for each month of continuous service thereafter, subject to the Company’s common stock being listed on a national securities exchange.

Also, in connection with a Company-wide grant, Mr. Smith was granted options to purchase up to 1,064,008 shares of the Company’s common stock, having an exercise price of $0.46 per share, a term of 10 years, and subject to vesting based both on time and targets tied to the Company’s common stock, as follows: (i) the options will vest over 36 months, with 1/3 vesting after 12 months of continuous service and 1/36 vesting monthly for each month of continuous service thereafter; and (ii) the Company’s common stock must be listed on a national securities exchange, with incremental vesting upon achievement of certain stock price targets based on a 45-day VWAP during which time the average monthly trading volume of the common stock must be at least 15% of the Company’s aggregate market capitalization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THEMAVEN, INC.

Dated: May 7, 2019	By:	/s/ Josh Jacobs
Name: Josh Jacobs Title: President